Exhibit 99.1
Duoyuan Printing Enhances Corporate Governance with
Appointment of Two New Independent Board Members
BEIJING, June 1, 2010 — Duoyuan Printing, Inc. (NYSE: DYP) (“Duoyuan Printing” or the “Company”), a leading offset printing equipment supplier in China, today announced the appointment of two new independent board members: Ms. Naoko Hatakeyama, and The Honorable Paula J. Dobriansky, effective May 26, 2010.
“We are delighted that Ms. Hatakeyama and Ambassador Dobriansky have agreed to join Duoyuan Printing’s board of directors,” said Mr. Wenhua Guo, Chairman and founder of Duoyuan Printing. “I am confident that their expertise will be invaluable to management as we pursue our goal of becoming the top provider of equipment to printing and packaging companies in emerging markets worldwide.”
“With her wealth of strategic consulting and acquisition experience, I am confident that Naoko will play an important role as we leverage our solid balance sheet and strong cash position to expand capacity and gain market share,” commented Christopher Holbert, Duoyuan Printing’s chief executive officer. “At the same time, Paula’s experience in high level government roles will further strengthen our management and provide us with valuable guidance in public affairs and strategic communications,” he continued. “Our decision earlier in the year to engage Deloitte and Touche as our auditors, combined with the addition to our board of these two incisive minds and proven leaders demonstrates our ongoing commitment to first rate governance.”
Ms. Hatakeyama engaged in corporate recovery and strategy consulting as a founding partner of the Corporate Strategy Group of Deloitte Touche Group in Japan. Before that she was a partner at Deloitte Touche Consulting Group (DTCG) when Braxton Consulting, a Boston-based strategy consulting firm where she started her consultant career, merged with DTCG in the U.S. Ms. Hatakeyama holds a Masters degree in counseling and consulting psychology from the Harvard University Education School.
“I am delighted to be joining Duoyuan Printing’s board of directors,” commented Ms. Hatakeyama. “With a sound financial strategy and exciting expansion plans in place, I look forward to working with management to position Duoyuan Printing for future success.”
Ambassador Dobriansky has had key roles in the administrations of five U.S. Presidents. Highlights include serving as Under Secretary of State for Democracy and Global Affairs, the President’s Envoy to Northern Ireland, a Board Member of the U.S. Advisory Commission on Public Diplomacy and Director for European and Soviet Affairs at the National Security Council. She was also the Senior Vice President and Director of the Washington office of the Council on Foreign Relations, a leading foreign policy think tank. During her 20-year career in government, she led many high-level bilateral and multilateral dialogues on a broad range of issues, and created innovative public relations strategies to convey U.S. foreign policy views.

Ambassador Dobriansky added, “Duoyuan Printing is a leader in China’s fast growing printing industry and I am excited to join the company during this time of significant growth. I look forward to working to enhance Duoyuan Printing’s management strategy and advising on international expansion plans.”
About Duoyuan Printing
Duoyuan Printing (NYSE: DYP) is a leading manufacturer of commercial offset printing presses in China. The Company combines technical innovation and precision engineering to offer a broad range of printing equipment and solutions. Duoyuan Printing has manufacturing and research and development facilities in Langfang, Hebei Province and Shaoyang, Hunan Province in addition to a distribution and service network with over 85 distributors that operate in over 65 cities and 28 provinces in China. Headquartered in Beijing, the Company is one of the largest non-government owned major offset printing equipment and solutions providers in China. For further information, please visit Duoyuan Printing’s website http://www.duoyuan.com.
Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our future financial condition, our expected corporate governance improvements and international expansion plans. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, the possibility that we may not meet our strategic goals or may develop other priorities, and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.
     For investor and media enquiries please contact:
Duoyuan Printing, Inc.
 William Suh, CFO
 Tel: +86-10-6021-2222 (Beijing)
 Email: ir@duoyuan.com
Brunswick Group
 Henry Fraser
 Tel: +86-10-6566-2256
 Email: duoyuanprinting@brunswickgroup.com